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                                                                      Exhibit 21

                         SUBSIDIARIES OF THE REGISTRANT

                                           State of
Name of Subsidiary                       Incorporation       Percent Owned
------------------                       -------------       -------------
1)  Glas-Craft, Inc.                        Indiana              100%
2)  Raven Lining Systems, Inc.             Oklahoma              100%
3)  American Chemical Company              Missouri              100%